EXHIBIT 32

CERTIFICATION PURSUANT TO U.S.C. SECTION 1350

In connection with the annual report of B.H.I.T. Inc. on Form 10-KSB for the year ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned being the chief executive officer and chief financial officer of B.H.I.T. Inc., do hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1.	This Annual Report of Form 10-KSB fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods shown in such report.

B.H.I.T. Inc.

By:	/s/ James Benenson, Jr.

	James Benenson, Jr.	Date: March 22, 2005
Chairman of the Board of Directors, President and Chief Executive Officer

By:	/s/ John V. Curci

	John V. Curci	Date: March 22, 2005
Vice-President, Treasurer & Chief Financial Officer Principal Accounting Officer

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

The certification, which accompanies the Form 10-KSB to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-KSB), irrespective of any general incorporation language contained in such filing.